Exhibit 10.14

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-U.S. OPTIONEES

UNDER THE PLUG POWER INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:	US$
[Fair Market Value on Grant Date]

Grant Date:

Expiration Date:
[No more than 10 years]

Pursuant to the Plug Power Inc. 2021 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Plug Power Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.01 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement for Non-U.S. Optionees, including any additional terms and conditions for the Optionee’s country set forth in the addendum attached hereto (the “Addendum” and, collectively with the Non-Qualified Stock Option Agreement for Non-U.S. Optionees, the “Agreement”) and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the United States Internal Revenue Code of 1986, as amended.

1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion has become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 1 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains in a Service Relationship (as defined in the Plan) through the applicable date:

Incremental Number of Option Shares Exercisable	Exercisability Date
(__%)
(__%)
(__%)
( %)

Notwithstanding anything to the contrary herein or in the Plan, all outstanding Option Shares shall become fully exercisable upon the termination of the Optionee’s Service Relationship by reason of the Optionee’s death or disability (as determined by the Administrator). In the event of a Sale Event, this Stock Option shall be treated as set forth in Section 3(e) of the Plan. [For purposes hereof, “Good Reason” shall mean, unless otherwise provided in an employment or other service agreement between the Company or an Affiliate, as applicable, and the Optionee, that the Optionee has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Optionee’s base salary; (ii) a material change in the geographic location at which the Optionee provides services to the Company or an Affiliate, as applicable; or (iii) the material breach by the Company of any employment or other service agreement between the Company or an Affiliate, as applicable, and the Optionee. “Good Reason Process” shall mean that (i) the Optionee reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Optionee notifies the Company in writing of the occurrence of the Good Reason condition within 60 days of the occurrence of such condition; (iii) the Optionee cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Optionee terminates his or her Service Relationship within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.] The Administrator may at any time accelerate the exercisability schedule specified in this Paragraph 1. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.Manner of Exercise.

(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of the Optionee’s election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the Option Exercise Price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) if permitted by the Administrator, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Exercise Price, provided that in the event the Optionee chooses to pay the Option Exercise Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) if permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Option Exercise Price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full Option Exercise Price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of the Stock Option under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the Option Exercise Price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares of Stock attested to.

(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option has been exercised pursuant to the terms hereof, the Company or the transfer agent has transferred the shares of Stock to the Optionee, and the Optionee’s name has been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)The minimum number of shares of Stock with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.Termination of Service Relationship. If the Optionee’s Service Relationship terminates, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the Termination Date (as defined in Paragraph 3(e) below), may thereafter be exercised by the

Optionee for a period of 12 months from the Termination Date, or until the Expiration Date, if earlier.

(c)Termination for Cause. If the Optionee’s Service Relationship is terminated by the Company or an Affiliate for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company or an Affiliate, as applicable, and the Optionee, a determination by the Administrator that the Optionee’s Service Relationship will be terminated as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company or any Affiliate; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company or any Affiliate.

(d)Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the Termination Date, for a period of three (3) months from the Termination Date or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the Termination Date shall terminate immediately and be of no further force or effect. For the avoidance of doubt, providing service during only a portion of the vesting period prior to an exercisability date shall not entitle the Optionee to vest in a pro-rata portion of the unvested Stock Option that would have vested as of such exercisability date or extend the date from which the Optionee’s right to exercise any vested and outstanding portion of the Stock Option after the Termination Date will be measured, nor will it entitle the Optionee to any compensation for the lost vesting and/or lost right to exercise.

(e)Termination Date. For purposes of this Stock Option, the Optionee’s Service Relationship will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other applicable laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any). Unless otherwise provided in this Agreement or determined by the Company, the Optionee’s right to vest in this Stock Option, if any, will terminate as of such date, and the period (if any) during which the Optionee may exercise this Stock Option after termination of the Optionee’s Service Relationship will commence on such date (the “Termination Date”). The Termination Date will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other applicable laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of this Stock Option grant (including whether the Optionee may still be considered to be providing services while on a leave of absence).

The Administrator’s determination of the reason for termination of the Optionee’s Service Relationship shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or pursuant to a domestic relations order. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.Responsibility for Taxes.

(a)The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Affiliate which employs the Optionee or for which the Optionee otherwise provides service (the “Service Recipient”), the ultimate liability for all income tax, social security contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable or deemed legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Optionee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of Shares acquired upon the exercise of this Stock Option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)In connection with any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Optionee to make a payment in a form acceptable to the Company; (ii) withholding from the Optionee’s wages or other compensation payable to the Optionee, (iii) withholding from proceeds of the sale of shares of Stock acquired upon the exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent), (iv) withholding from the shares of Stock otherwise issuable at exercise of this Stock Option, or (v) any other method determined by the Administrator to be in compliance with applicable laws.

(c)The Company and/or Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum and maximum rates applicable in the Optionee’s jurisdiction(s). In the event of over-withholding, the Optionee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock), or if not refunded, the Optionee may seek a refund from local tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Option, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the shares of Stock or the proceeds from the sale of shares of Stock to the Optionee if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

(d)Finally, the Optionee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the underlying shares of Stock or the proceeds from the sale of the shares of Stock acquired upon exercise of this Stock Option, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

7.Nature of Grant. In accepting this Stock Option, the Optionee acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(b)the grant of this Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;

(c)all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;

(d)the Optionee is voluntarily participating in the Plan;

(e)this Stock Option and any shares of Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)this Stock Option and any shares of Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(g)the future value of the shares of Stock underlying this Stock Option is unknown, indeterminable, and cannot be predicted with certainty;

(h)if the shares of Stock underlying this Stock Option do not increase in value, this Stock Option will have no value;

(i)if the Optionee exercises this Stock Option and acquires shares of Stock, the value of such shares of Stock may increase or decrease, even below the Option Exercise Price;

(j)no claim or entitlement to compensation or damages, shall arise from the forfeiture of this Stock Option resulting from the termination of the Optionee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law;

(k)unless otherwise agreed with the Company in writing, this Stock Option and any shares of Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of any Affiliate;

(l)unless otherwise provided in the Plan or by the Company in its discretion, this Stock Option and the benefits evidenced by this Agreement do not create any entitlement to have this Stock Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and

(m)neither the Company, the Service Recipient nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Stock Option or of any amounts due to the Optionee pursuant to the exercise of this Stock Option or the subsequent sale of shares of Stock acquired upon exercise.

8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of shares of Stock acquired upon exercise. The Optionee understands and agrees that the Optionee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.No Obligation to Continue Service Relationship. Neither the Company, the Service Recipient nor any other Affiliate is obligated by or as a result of the Plan or this

Agreement to continue the Optionee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company, Service Recipient or any other Affiliate to terminate the Optionee’s Service Relationship at any time.

10.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.Data Privacy.

(a)Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is the Optionee’s consent.

(b)Stock Plan Administration and Service Providers. The Optionee understands that the Company will transfer Data to independent service providers, including Morgan Stanley and Broadridge Corporate Issuer Solutions, which are assisting the Company with the implementation, administration and management of the Plan (individually, the “Service Provider”). The Optionee may be asked to agree on separate terms and data processing practices with the Service Provider, with such agreement being a condition to the ability to participate in the Plan. Where required, the legal basis for the transfer of Data to the Service Provider is the Optionee’s consent.

(c)International Data Transfers. The Company and the Service Provider are based in the United States. The Optionee’s country or jurisdiction may have different data privacy laws and protections than the United States. Where required, the Company’s legal basis for the transfer of Data is the Optionee’s consent.

(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor laws. This may mean Data is retained until after the Optionee’s Service Relationship ends, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes.

(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Optionee is providing the consents herein on a voluntary basis. The Optionee understands that the Optionee may request to stop the transfer and processing of the Optionee’s Data for purposes of the Optionee’s participation in the Plan and that the Optionee’s compensation from or Service Relationship with the Service Recipient will not be affected. The only consequence of refusing or withdrawing consent is that the

Company would not be able to allow the Optionee to participate in the Plan. The Optionee understands that the Optionee’s Data will still be processed in relation to his or her Service Relationship for record-keeping purposes.

(f)Data Subject Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s jurisdiction. Depending on where the Optionee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Optionee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Optionee can contact the Optionee’s local human resources representative.

12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located in the state of Delaware.

14.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to permit the exercise of this Stock Option and/or deliver any shares of Stock prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any U.S. state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock subject to this Stock Option. Further, the Optionee agrees that the Company shall have unilateral authority to amend this Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of the shares of Stock subject to the Stock Option.

15.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company.

16.Language. The Optionee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.Addendum. Notwithstanding any provisions in this Non-Qualified Stock Option Agreement for Non-U.S. Optionees, the Stock Option shall be subject to any additional terms and conditions for the Optionee’s country set forth in the Addendum attached hereto. Moreover, if the Optionee relocates to one of the countries included in the Addendum, the additional terms and conditions for such country, if any, will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Stock Option and on the shares of Stock acquired upon exercise of the Stock Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other Optionee.

20.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

21.Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that, depending on his or her country, the Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to acquire, sell or attempt to sell shares of Stock or rights to shares of Stock (e.g., the Stock Option) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by laws in the applicable jurisdiction or the Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the Optionee is advised to speak to his or her personal advisor on this matter.

22.Foreign Asset/Account Reporting Requirements. The Optionee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the

Optionee’s ability to acquire or hold the shares of Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the shares of Stock acquired under the Plan) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Optionee’s country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to be compliant with such regulations, and the Optionee is advised to speak to his or her personal advisor on this matter.

23.Clawback. The Optionee acknowledges and agrees that this Stock Option is subject in all respects to the Company’s Compensation Recovery Policy, as may be amended or restated from time to time (the “Clawback Policy”), to the extent applicable, including the Company’s ability to recoup Erroneously Awarded Compensation (as defined in the Clawback Policy) thereunder. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Optionee shall not be deemed (i) an event giving rise to a right to resign for Good Reason, if applicable, or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Optionee or (ii) to constitute a breach of a contract or other arrangement to which the Optionee is a party. This Paragraph 23 is a material term of this Agreement.

PLUG POWER INC.

By:
Title:

The foregoing Agreement (including the Addendum attached hereto) is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

ADDENDUM

TO

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-U.S. OPTIONEES

UNDER THE PLUG POWER INC.

2021 STOCK OPTION AND INCENTIVE PLAN

Certain capitalized terms used but not defined in this Addendum shall have the meanings set forth in the Plan or the Non-Qualified Stock Option Agreement for Non-U.S. Optionees (the “Option Agreement”).

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Optionee’s Stock Option if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident of a country (or is considered as such for local law purposes) other than the country in which the Optionee is currently residing and/or working, or if the Optionee relocates to another country after the grant of the Stock Option, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein will be applicable to the Optionee.

Notifications

This Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the exchange control, securities, tax and other laws in effect in the countries listed in this Addendum, as of October 2024. Such laws are often complex and change frequently. As a result, the Optionee should not rely on the notifications herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be outdated when the Optionee exercises the Stock Option and acquires shares of Stock, or when the Optionee subsequently sells shares of Stock acquired under the Plan.

In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee is advised to seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.

Finally, if the Optionee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Optionee is currently residing and/or working, or if the Optionee moves or transfers to another country after the grant of Stock Option, the information contained herein may not be applicable to the Optionee in the same manner.

AUSTRALIA

Terms and Conditions

Securities Law Information. The Company is pleased to provide the Optionee with this offer to participate in the Plan. This ESS offer document sets out information regarding the Stock Option granted under the Plan for Australian resident employees or Consultants of the Company and its Affiliates (the “Australian Participants”).

In addition to the information set out in this Agreement, the Optionee is also being provided with copies of the following documents:

a.   the Plan;

b.   the Plan prospectus; and

c.   the [Employee Information Supplement –Stock Options – Australia]

(collectively, the “Additional Documents”).

The Additional Documents provide further information to help the Australian Participants make an informed decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for purposes of the Australian Corporations Act 2001 (the “Act”).

The Australian Participant should not rely upon any oral statements made in relation to this offer. The Australian Participant should only rely upon the statements contained in this Agreement and the Additional Documents when considering participation in the Plan.

General Information Only. This offer of Stock Options is being made under Division 1A of Part 7.12 of the Act. For the purposes of that Division, the Option Agreement, including this Addendum, is to be regarded as an ESS offer document.

The information herein is general information only. It is not advice or information that takes into account the Australian Participant’s personal objectives, financial situation and needs. The Australian Participant should consider obtaining his or her own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.

Risk Factors. Investment in shares of Stock involves a degree of risk. If the Australian Participant elects to participate in the Plan, he or she should monitor his or her participation and consider all risk factors relevant to the settlement of this Stock Option or issuance of shares of Stock under the Plan as set forth below and in the Additional Documents.

The Australian Participant should have regard to risk factors relevant to investment in securities generally and, in particular, to holding shares of Stock of the Company. For example, the value at which an individual share is quoted on the Nasdaq Capital Market (“Nasdaq”) may increase or decrease due to a number of factors. There is no guarantee that the value of a share will increase. Factors that may affect the value of an individual share of Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities Exchange Commission. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at https://www.ir.plugpower.com/Financial-Information/SEC-Filings/default.aspx, and upon request to the Company.

In addition, the Australian Participant should be aware that the Australian dollar (“AUD”) value of any shares of Stock acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Stock is entitled to one vote. Further, shares of Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Value of Shares. The Australian Participant may ascertain the current market value of an individual share of Stock as traded on the Nasdaq under the symbol “PLUG” at: https://www.nasdaq.com/symbol/plug. The AUD equivalent of that value can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Please note this will not be a prediction of the market value of an individual share of Stock when such shares of Stock are vested or issued under the Plan or of the applicable exchange rate on the vesting date or the date the shares of Stock are issued.

The Grant Price of the Stock Option. The Grantee pays no money to receive the Stock Option. However, as explained below, the Grantee must pay an exercise price in order to receive the underlying shares of Stock.

Ascertaining the Exercise Price of the Stock. The exercise price (i.e., the price that the Grantee must pay to acquire shares of Stock on the exercise of a Stock Option) (“Exercise Price”) is determined by the Committee of the Board, provided, however, that such Exercise Price shall not be less than the Fair Market Value of a share of Stock on the date of grant of such Stock Option.

The Exercise Price for the Stock Option is set out in the Option Agreement. The Exercise Price is denominated in U.S. dollars and must be paid in U.S. dollars. The Australian dollar amount required to exercise the Stock Option and acquire shares of Stock will be that amount which, when converted into U.S. dollars on the date of exercise, equals the Exercise Price, denominated in U.S. dollars. The Australian dollar equivalent of the Exercise Price will change with fluctuations in the U.S.$/A$ exchange rate.

As noted in above, indicative USD/AUD exchange rates can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Statutory terms and conditions. As noted above, the offer of Stock Options is made under Division 1A of Part 7.12 of the Act. To comply with that Division, the following terms are included:

A. Application period
The offer remains open until the date specified in your Stock Option documentation (the “Application Period”). The Grantee may accept the offer at any time up until then.
B. Acquisition of Options

The Grantee cannot acquire any Stock Options until at least 14 days after receiving this ESS offer document.

Accordingly, no such acquisition will occur until the 14th day after receiving this ESS offer document.

C. Terms relating to disclosure

The offer is also subject to the following terms relating to disclosure:

(a)

this ESS offer document and the terms of the offer:

(i)

must not include a misleading or deceptive statement; and

(ii)

must not omit any information that would result in this document or terms of the offer being misleading or deceptive;

(b)

the Company must provide you with an updated ESS offer document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect;

(c)

each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that:

(i)

a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or

(ii)

information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or

(iii)

a new circumstance has arisen during the Application Period which means the ESS offer document is out of date, or otherwise not correct, in a material respect; and

(d)

if you suffer loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, you can recover the amount of loss or damage in accordance with the table below.

For the purposes of paragraph (d) above, an ESS participant must be able to recover loss or damage in accordance with the following table:

Item	You may recover loss or damage suffered as a result of a contravention of	from these people...
1	a term of the offer covered by any of the following paragraphs: ● paragraph (a) (misleading or deceptive statements and omissions);	the Company

● paragraph (b) (out of date ESS offer document)
2	a term of the offer covered by any of the following paragraphs: ● paragraph (a) (misleading or deceptive statements and omissions); ● paragraph (b) (out of date ESS offer document)	each director of the Company
3	a term of the offer covered by any of the following paragraphs: ● paragraph (a) (misleading or deceptive statements and omissions); ● paragraph (b) (out of date ESS offer document)	a person named, with their consent, in an ESS offer document or the terms of the offer as a proposed director of the Company
4	a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions)

a person named, with their consent, in the ESS offer document or the terms of the offer as having made:

●
the misleading or deceptive statement; or
●
a statement on which the misleading or deceptive statement is based

5	a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances)	the person mentioned in item 2, 3 or 4 of this table who failed to notify the Company in accordance with the term covered by paragraph (c)
D. Exclusions from liability

A person mentioned in the table in section C above is not liable for any loss or damage suffered by you because of a contravention of a term of the offer covered by paragraph (a) or (b) of section C above if:

(a)

the person:

(i)

made all inquiries (if any) that were reasonable in the circumstances; and

(ii)

after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or

(b)

the person did not know that the statement was misleading or deceptive; or

(c)

the person placed reasonable reliance on information given to the person by:

(i)

if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or

(ii)

if the person is an individual—someone other than an employee or agent of the individual; or

(d)

for a person mentioned in column 2 of item 3 or 4 of the table in section C above - the person proves that they publicly withdrew their consent to being named in the document in that way; or

(e)

the contravention arose because of a new circumstance that has arisen since the ESS offer document was prepared and the person proves that they were not aware of the matter.

Notifications

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on the Optionee’s behalf.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to this Stock Option granted under the Plan, such that this Stock Option is intended to be subject to deferred taxation.

BELGIUM

Notifications

Foreign Asset / Account Reporting Information. Belgian residents are required to report any securities (e.g., shares of Stock acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on their annual tax return. In a separate report, the resident is required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Securities Tax Information. An annual securities tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., shares of Stock acquired under the Plan) exceeds €1,000,000 threshold on four reference dates within the relevant reporting period (i.e., March 31, June 30, September 30 and December 31). In such case, the tax will be due on the value of the qualifying securities held in such account. The Optionee should consult with his or her personal tax advisor regarding the securities tax.

Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when shares of Stock acquired under the Plan are sold. The Optionee should consult with his or her tax or financial advisor for additional details on his or her obligations with respect to the stock exchange tax.

BRAZIL

Terms and Conditions

Compliance with Law. By accepting this Stock Option, the Optionee agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the exercise of this Stock Option and the issuance and/or sale of shares of Stock acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgment. By accepting this Stock Option, the Optionee understands, acknowledges and agrees that, for all legal purposes (i) the Optionee is making an investment decision, (ii) this Stock Option may be exercised by the Optionee only if the vesting conditions are met, and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease in value over the term of this Stock Option without compensation to the Optionee.

Notifications

Foreign Asset / Account Reporting Information. If the Optionee is a resident of, or domiciled in, Brazil, the Optionee will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$1,000,000. The assets and rights that must be reported include shares of Stock acquired under the Plan and may include this Stock Option.

Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds into Brazil (including proceeds from the sale of shares of Stock) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. Brazilian residents must comply with any applicable Tax on Financial Transactions arising from participation in the Plan. Brazilian residents should consult with their personal tax advisor for additional details.

FRANCE

Terms and Conditions

Type of Award. The Stock Option granted is not a “French-qualified” Stock Option and is not intended to qualify for the specific tax and social security treatment applicable to Stock Options and shares of Stock granted for no consideration under Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Stock Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan and this Agreement), including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms and conditions of these documents accordingly.

Consentement relatif à la réception d’informations en langue anglaise. En acceptant l’Option d’Achat d’Actions, le Bénéficiaire de l’Option confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le présent Contrat d’Attribution), y compris les termes et conditions de ces documents, qui ont été communiqués en langue anglaise. Le Bénéficiaire de l’Option accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. The Optionee should consult with his or her personal financial advisor for further details regarding this requirement.

Foreign Asset/Account Reporting Information. The Optionee is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments and certain other transactions with a value in excess of €12,500 must be reported monthly to the German Federal Bank (“Bundesbank”). In case of payments in excess of this amount (including proceeds realized upon the sale of shares of Stock or from the receipt of any dividends paid on such shares of Stock), and/or if the Company withholds or sells shares with a value in excess of €12,500 for any Tax-Related Items, the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. In addition, the Optionee may be required to report the acquisition of shares of Stock to the Bundesbank via email or telephone if the value of the shares of Stock acquired exceeds €12,500. The Optionee is responsible for complying with applicable reporting requirements and should consult with his or her advisor or directly with the Bundesbank as to the transactions that trigger a reporting obligation.

Foreign Asset / Account Reporting Information. If the Optionee’s acquisition of shares of Stock under the Plan leads to a so-called qualified participation at any point during the calendar year, the Optionee will need to report the acquisition when the Optionee files his or her tax return for the relevant year. A qualified participation is attained only if (i) the Optionee owns at least 1% of the Company and the value of the shares acquired exceeds €150,000 or (ii) the Optionee holds shares exceeding 10% of the Company’s total Stock.

INDIA

Notifications

Exchange Control Information. If the Optionee remits funds from India to pay the Option Exercise Price, the Optionee may be subject to Tax Collection At Source (“TCS”) if the Optionee’s annual remittances out of India exceed a certain amount (currently INR 700,000). The Optionee may be required to provide a declaration to the bank remitting the funds to determine if the TCS limit has been reached. If deemed necessary to comply with applicable laws, the Company may require the Optionee to pay for the shares of Stock purchased on exercise, and any Tax-Related Items through a cashless exercise or net exercise method. The Company reserves the right to prescribe alternative methods of payment depending on the development of local laws.

The Optionee understands that he or she must repatriate any proceeds from the sale of shares of Stock acquired under the Plan to India or the receipt of any dividends paid on such shares of Stock within such period as prescribed by applicable regulations, as may be amended from time to time. The Optionee will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Optionee should maintain the

FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India, the Company or an Affiliate requests proof of repatriation. It is the Optionee’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset / Account Reporting Information. The Optionee is required to declare the Optionee’s foreign bank accounts and any foreign financial assets (including shares of Stock held outside India) in his or her annual tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with his or her personal tax advisor in this regard.

ITALY

Terms and Conditions

Plan Document Acknowledgement. By accepting this Stock Option, the Optionee acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

The Optionee further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Option Agreement: Section 3 (Termination of Service Relationship); Section 6 (Responsibility for Taxes); Section 7 (Nature of Grant); Section 8 (No Advice Regarding Grant); Section 9 (No Obligation to Continue Service Relationship); Section 11 (Data Privacy Consent); Section 13 (Governing Law and Venue); Section 15 (Electronic Delivery and Participation); Section 16 (Language); Section 17 (Addendum) and Section 18 (Imposition of Other Requirements).

Notifications

Foreign Asset / Account Reporting Information. If the Optionee is an Italian resident and, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, shares of Stock) which may generate income taxable in Italy (or if the Optionee is the beneficial owner of such an investment or asset even if he or she does not directly hold the investment or asset), the Optionee is required to report such investments or assets on his or her annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Optionee is not required to file a tax return).

Foreign Financial Assets Tax Information. The fair market value of any shares of Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. The Optionee should consult with his or her personal tax advisor about the foreign financial assets tax.

MALAYSIA

Notifications

Data Privacy Notice. The following provision replaces Section 11 of the Option Agreement:

understands that the Company and the Service Recipient may hold certain personal information about the Optionee, including, but not limited to, the Optionee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

understands that Data will be transferred to Morgan Stanley and Broadridge Corporate Issuer Solutions, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or

Morgan Stanley and Broadridge Corporate Issuer Solutions, atau pembekal perkhidmatan pelan saham lain yang mungkin ditetapkan oleh Syarikat pada masa hadapan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Pemegang Opsyen memahami bahawa penerima-penerima Data

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement by and among, as applicable, the Company, the Service Recipient and its other Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

Pemegang Opsyen dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Pemegang Opsyen seperti yang diterangkan dalam Perjanjian ini oleh dan di antara, seperti mana yang berkenaan, Syarikat, Penerima Perkhidmatan dan Anak-Anak Syarikat Sekutunya untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Pemegang Opsyen dalam Pelan.

The Optionee understands that the Company and the Service Recipient may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Pemegang Opsyen memahami bahawa Syarikat dan Penerima Perkhidmatan mungkin memegang maklumat peribadi tertentu tentang Pemegang Opsyen, termasuk, tetapi tidak terhad kepada, nama Pemegang Opsyen, alamat rumah dan nombor telefon, tarikh lahir, nombor insuran sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Opsyen Saham atau apa-apa hak lain atas syer yang dianugerahkan, dibatalkan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Pemegang Opsyen (“Data”), untuk tujuan bagi melaksanakan, mentadbir dan menguruskan Pelan.

The Optionee understands that Data will be transferred to Morgan Stanley and Broadridge Corporate Issuer Solutions, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or

Pemegang Opsyen memahami bahawa Data akan dipindahkan kepada Morgan Stanley and Broadridge Corporate Issuer Solutions, atau pembekal perkhidmatan pelan saham lain yang mungkin ditetapkan oleh Syarikat pada masa hadapan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Pemegang Opsyen memahami bahawa penerima-penerima Data elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative [insert] at telephone number [insert]. The Optionee authorizes the Company, Morgan Stanley and Broadridge Corporate Issuer Solutions and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or later seeks to revoke his or her consent, the Optionee’s employment status or service and career with the Company or its Affiliate will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Optionee Stock Options or other equity awards or administer or maintain such awards. Therefore, the Optionee understands that refusing or withdrawing consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima (contohnya di Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Pemegang Opsyen. Pemegang Opsyen memahami bahawa dia boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatannya, iaitu [insert], di nombor telefon [insert]. Pemegang Opsyen memberi kuasa kepada Syarikat, Morgan Stanley and Broadridge Corporate Issuer Solutions dan mana-mana penerima-penerima lain yang mungkin boleh membantu Syarikat (pada masa sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Pemegang Opsyen dalam Pelan. Pemegang Opsyen memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir dan menguruskan penyertaan Pemegang Opsyen dalam Pelan. Pemegang Opsyen memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta sebarang pindaan-pindaan diperlu ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya . Selanjutnya, Pemegang Opsyen memahami bahawa dia memberikan persetujuan ini secara sukarela. Sekiranya Pemegang Opsyen tidak bersetuju, atau kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Pemegang Opsyen dengan Syarikat atau Anak-Anak Syarikat Sekutunya tidak akan consent, the Optionee understands that he or she may contact his or her local human resources representative.

terjejas; satu-satunya akibat jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat menganugerahkan Opsyen atau anugerah ekuiti lain kepada Pemegang Opsyen atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Pemegang Opsyen memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Pemegang Opsyen untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Pemegang Opsyen untuk memberikan keizinan atau penarikan balik keizinan, Pemegang Opsyen memahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

Director Notification Obligation. If the Optionee is a director of a Malaysian Affiliate, the Optionee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Optionee receives or disposes of an interest (e.g., Stock Option or shares of Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

NETHERLANDS

There are no country-specific provisions.

NORWAY

Notifications

Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with their acquisition or sale of shares of Stock under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If any transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

Foreign Asset / Account Reporting Information. The Optionee may be subject to foreign asset reporting as part of his or her ordinary tax return. Norwegian banks, financial institutions, limited companies, etc. must report certain information to the Tax Administration. Such information may then be pre-completed in the Optionee’s tax return. However, if the Optionee has traded, or is the owner of, financial instruments (e.g., shares of Stock acquired under the Plan) not pre-completed in his or her tax return, the Optionee must enter this information in the Form RF-1159, which is an appendix to the tax return.

SOUTH KOREA

Notifications

Exchange Control Information. If the Grantee sells the shares of Stock acquired at settlement of the Restricted Stock Units, the Grantee may be required to file a report with a Korean foreign exchange bank if the funds received are in excess of USD 5,000 and deposited into a non-Korean bank account. A report may not be required if the funds are deposited into a non-Korean brokerage account. It is the Grantee’s responsibility to comply with any applicable exchange control reporting obligations in Korea. The Grantee should consult with the Grantee’s personal legal advisor regarding the details of this reporting obligation.

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). The Optionee should consult with his or her personal tax advisor to determine how to value the Optionee’s foreign accounts for purposes of this reporting requirement and whether the Optionee is required to file a report with respect to such accounts.

SPAIN

Terms and Conditions

Labor Law Acknowledgement. The following provisions supplement Sections 3, 7 and 9 of the Option Agreement.

By accepting this Stock Option, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan and the Agreement.

The Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Stock Options under the Plan to individuals who may be employees or Consultants of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that this Stock Option and the shares of Stock acquired pursuant to this Stock Option shall not become a part of any employment or other service contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary award since the future value of this Stock Option and underlying shares of Stock is unknown and unpredictable. In addition, the Optionee understands that this grant of Stock Option would not be made to the Optionee but for the assumptions and conditions referred to herein; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to this Stock Option shall be null and void.

The Optionee understands and agrees that, as a condition of the grant of this Stock Option the Optionee’s termination of Service Relationship for any reason other than as set forth in Section 1 of the Option Agreement (including for the reasons listed below) will automatically result in the loss of this Stock Option to the extent this Stock Option has not vested as of the date of the Optionee’s termination of Service Relationship. This will be the case, for example, even if (i) the Optionee is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (ii) the Optionee is dismissed for disciplinary or objective reasons or due to a collective dismissal; (iii) the Optionee’s Service Relationship terminates due to a change of work location, duties or any other employment or contractual condition; (iv) the Optionee’s Service Relationship terminates service due to a unilateral breach of the Optionee’s contract by the Company or an Affiliate; or (v) the Optionee’s Service Relationship terminates for any other reason whatsoever. Consequently, upon termination of the Service Relationship for any of the above reasons, he or she may automatically lose any rights to this Stock Option that were not vested on the date of his or her termination of Service Relationship, as described in the Plan and this Agreement. The Optionee acknowledges that he or she has read and specifically accepts the conditions referred to in Sections 2, 3, 7(j) and 9 of the Option Agreement.

Notifications

Exchange Control Information. If the Optionee acquires shares of Stock under the Plan, the Optionee must declare the shares for statistical purposes to the Dirección General de Comercio e Inversiones (“DGCI”) of the Ministry of Economy and Competitiveness. The Optionee must also declare ownership of any shares of Stock each January for shares of Stock owned as of December 31st of the prior year by filing a Form D-6 with the Directorate of Foreign Transactions. In addition, the acquisition or sale of shares of Stock during the prior year must also be declared on Form D-6 filed with the DGCI in January, unless the value of the shares of Stock acquired or the proceeds from the sale of shares of Stock exceed the applicable threshold (currently €1,502,530) or the Optionee holds 10% or more of the share capital of the Company, in which case, the filing is due within one month after the acquisition or sale, as applicable.

Foreign Asset / Account Reporting Information. If the Optionee holds assets (e.g., shares of Stock or cash) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of asset (e.g., shares of Stock, cash, etc.) as of December 31 each year, the Optionee will be required to report information on such assets on his or her annual tax return for such year. After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of a category of any previously- reported assets increases by more than €20,000, if the shares of Stock are transferred or if a bank account is closed. It is the Optionee’s responsibility to comply with these reporting obligations, and the Optionee should consult with his or her personal tax and legal advisors in this regard.

Further, the Optionee will be required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

Securities Law Information. This Stock Option and the shares of Stock do not qualify under Spanish law as securities. No “offer to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. Neither the Plan nor the Agreement have been registered with the Comisión Nacional del Mercado de Valores and they do not constitute a public offering prospectus.

UNITED ARAB EMIRATES

Notifications

Securities Law Information. Participation in the Plan is being offered only to eligible employees or Consultants and is in the nature of providing equity incentives to employees or Consultants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and Consultants and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out therein, and has no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Section 6 of the Option Agreement:

Without limitation to Section 6 of the Option Agreement, the Optionee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company, the Service Recipient or by Her Majesty’s Revenue and Customs’ (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on his or her behalf. For the purposes of this Agreement, Tax-Related Items include (without limitation) employment income tax, employee National Insurance Contributions (“NICs”).

Notwithstanding the foregoing, if the Optionee is a director or an executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply in case the indemnification is viewed as a loan. In such case, the amount of any uncollected income tax may constitute an additional benefit to the Optionee on which additional income tax and NICs may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Service Recipient (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Service Recipient may recover at any time thereafter by any of the means referred to in Section 6 of the Option Agreement.